CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of PowerShares QQQ Trust, Series 1 of our report dated December 22, 2017, relating to the financial statements and financial highlights of PowerShares QQQ Trust, Series 1, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 29, 2018